NEWS RELEASE	950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Sr. Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
TUESDAY, MAY 2, 2006
GROUP 1 AUTOMOTIVE REPORTS 55 PERCENT RISE IN FIRST-QUARTER EARNINGS
Significant Reduction in SG&A as a Percent of Gross Profit; Full-Year Guidance Raised
HOUSTON, May 2, 2006 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported that first-quarter net income increased 54.9 percent to $22.3 million, on revenues of $1.42 billion. Diluted earnings per share grew 51.7 percent to $0.91. This compares with income before cumulative effect of a change in accounting principle of $14.4 million, or $0.60 per diluted share, in the first quarter of 2005.
First-quarter revenues were up 1.5 percent from year-ago levels, with increases in all reporting areas except wholesale used vehicles. Wholesale used vehicle revenues decreased 16.1 percent, as the company wholesaled 14.4 percent fewer vehicles; however, wholesale profit increased to $92 per unit from $9 per unit in the prior-year period. Concurrently, retail used vehicle revenues increased 1.7 percent.
Overall, the company’s gross margin improved 60 basis points to 16.7 percent, reflecting improvements across the board, including a 100 basis-point increase in total used vehicle gross margin.
On a same-store basis, new vehicle revenues increased 1.6 percent and used vehicle retail revenues were 1.9 percent higher, on 0.7 percent and 4.6 percent lower unit sales, respectively. Parts and service and finance and insurance revenues rose 2.9 percent and 5.2 percent, respectively. Gross margin improved 70 basis points to 16.8 percent.
The company also achieved a 500 basis-point reduction in total selling, general and administrative expenses to 76.2 percent of gross profit, primarily attributable to reductions in its field management structure and increased operating efficiency.
Operating margin improved 110 basis points from prior-year levels to 3.7 percent, and pretax margin improved 90 basis points to 2.5 percent.
Floorplan interest expense expanded 36.7 percent to $11.8 million, reflecting a continued upward trend in interest rates. Partially offsetting the higher rates was a reduction in new vehicle inventory from year-ago levels of 69 days’ supply to 62 days’ supply, resulting in an $88.4 million reduction in average floorplan borrowings. Other interest expense also declined $1.1 million, or 22.2 percent, reflecting a decrease of $86.8 million in borrowings outstanding in the period. The long-term debt-to-equity ratio improved to 19 percent since year end and continues to reflect a strong balance sheet.

Group 1 Automotive, Inc.
“We are extremely pleased with our first-quarter results,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “Our consolidation and expense reduction initiatives, as well as our focus on the used vehicle business, are beginning to deliver the significant improvements that we anticipated when we implemented our strategic initiatives late last year. I am very pleased with the speed at which we are moving and believe it is a direct reflection of the strength of the operating team we have in place.”
Share Repurchase
During the first quarter, Group 1 did not repurchase any shares of its common stock pursuant to its previously-announced, board-authorized $42 million share repurchase program.
Acquisition Update
Year to date, Group 1 has acquired three franchises with $130 million in estimated annual revenues toward its full-year goal of $300 million.
Management’s Outlook
Group 1 revised its 2006 full-year earnings guidance range upward to $3.40 to $3.70 per diluted share. This increased guidance is based on the company’s strong first-quarter performance, as well as the following assumptions:
•	Industry seasonally adjusted annual sales rate of 16.8 to 17 million vehicles.

•	A 50 basis-point increase in interest rates over the remainder of the year.

•	An estimated average of 24.5 million shares outstanding.

•	The implementation of SFAS No. 123(R), “Share Based Payment,” that the company estimates will have a full-year negative earnings impact of $0.10 per diluted share.
This guidance excludes the impacts of any future acquisitions or dispositions. The company’s previous guidance, announced Feb. 23, was $3.15 to $3.45 per diluted share.
About Group 1 Automotive, Inc.
Group 1 owns 95 automotive dealerships comprised of 140 franchises, 32 brands and 30 collision service centers in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, and (h) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings

Group 1 Automotive, Inc.
“Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.
FINANCIAL TABLES TO FOLLOW

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005	% Change
REVENUES:
New vehicle retail sales	$860,128	$833,945	3.1%
Used vehicle retail sales	265,920	261,545	1.7
Used vehicle wholesale sales	80,693	96,194	(16.1)
Parts and service	162,867	159,460	2.1
Finance and insurance	47,958	45,583	5.2

Total revenues	1,417,566	1,396,727	1.5%

COST OF SALES:
New vehicle retail sales	795,614	774,833	2.7%
Used vehicle retail sales	230,880	228,169	1.2
Used vehicle wholesale sales	79,714	96,076	(17.0)
Parts and service	74,533	73,159	1.9

Total cost of sales	1,180,741	1,172,237	0.7%

GROSS PROFIT	236,825	224,490	5.5%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	180,477	182,290	(1.0)%

DEPRECIATION AND AMORTIZATION EXPENSE	4,563	5,623	(18.9)%

INCOME FROM OPERATIONS	51,785	36,577	41.6%

OTHER INCOME (EXPENSE):
Floorplan interest expense	(11,846)	(8,665)	36.7%
Other interest expense, net	(3,989)	(5,124)	(22.2)
Other income (expense), net	26	(3)	(966.7)

INCOME BEFORE INCOME TAXES	35,976	22,785	57.9%

PROVISION FOR INCOME TAXES	13,665	8,385	63.0%

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	22,311	14,400	54.9%

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX BENEFIT OF $10,231	—	(16,038)	—

NET INCOME (LOSS)	$22,311	$(1,638)	(1,462.1)%

DILUTED EARNINGS (LOSS) PER SHARE:
Income before cumulative effect of a change in accounting principle	$0.91	$0.60	51.7%
Cumulative effect of a change in accounting principle	—	(0.67)	—

Net income (loss)	$0.91	$(0.07)	(1,400.0)%

Weighted average diluted shares outstanding	24,453	23,886	2.4%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	March 31,	December 31,
	2006	2005	% Change
	(Unaudited)
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$35,232	$37,695	(6.5)%
Contracts in transit and vehicle receivables, net	157,584	187,769	(16.1)
Accounts and notes receivable, net	74,803	81,463	(8.2)
Inventories	845,367	756,838	11.7
Deferred income taxes	18,053	18,780	(3.9)
Prepaid expenses and other current assets	21,614	23,283	(7.2)

Total current assets	1,152,653	1,105,828	4.2
PROPERTY AND EQUIPMENT, net	170,136	161,317	5.5
GOODWILL	386,452	372,844	3.6
INTANGIBLE FRANCHISE RIGHTS	176,892	164,210	7.7
OTHER ASSETS	34,094	29,419	15.9

Total assets	$1,920,227	$1,833,618	4.7%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Floorplan notes payable — credit facility	$454,187	$407,396	11.5%
Floorplan notes payable — manufacturer affiliates	334,692	316,189	5.9
Current maturities of long-term debt	788	786	0.3
Accounts payable	116,964	124,857	(6.3)
Accrued expenses	105,678	119,404	(11.5)

Total current liabilities	1,012,309	968,632	4.5
LONG-TERM DEBT, net of current maturities	158,000	158,074	—
DEFERRED INCOME TAXES	31,888	28,862	10.5
OTHER LIABILITIES	25,517	25,356	0.6

Total liabilities before deferred revenues	1,227,714	1,180,924	4.0

DEFERRED REVENUES	24,433	25,901	(5.7)
STOCKHOLDERS’ EQUITY:
Common stock	248	246	0.8
Additional paid-in capital	274,082	276,904	(1.0)
Retained earnings	392,282	373,162	5.1
Accumulated other comprehensive income (loss)	1,468	(706)	(307.9)
Deferred stock-based compensation	—	(5,413)	(100.0)
Treasury stock	—	(17,400)	(100.0)

Total stockholders’ equity	668,080	626,793	6.6

Total liabilities and stockholders’ equity	$1,920,227	$1,833,618	4.7%

BALANCE SHEET DATA:
Working capital	$140,344	$137,196	2.3%
Current ratio	1.14	1.14	—
Long-term debt to capitalization	19%	20%
Inventory days supply: (1)
New vehicle	62	56	10.7%
Used vehicle	28	28	—

(1)	Inventory days supply equals units in inventory as of the end of the period, divided by unit sales for the month then ended, times 30 days.

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended
		March 31,
		2006	2005
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
	Geographic
Region	Market
Northeast	Massachusetts	13.3%	12.9%
	New Hampshire	3.5	—
	New Jersey	2.8	2.9
	New York	2.5	2.4

		22.1	18.2
Southeast	Florida	5.3	6.0
	Georgia	3.8	4.6
	Louisiana	6.2	5.5

		15.3	16.1
South Central	Oklahoma	9.7	11.2
	Central Texas	11.5	12.0
	Southeast Texas	16.8	14.9

		38.0	38.1
West Central	Colorado	0.3	1.1
	New Mexico	2.1	2.6
	West Texas	5.9	5.7

		8.3	9.4
California	California	16.3	18.2

		100.0%	100.0%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		33.5%	28.4%
Ford		17.1	18.4
DaimlerChrysler		14.1	14.6
Nissan/Infiniti		10.5	12.4
Honda/Acura		9.4	9.2
GM		8.0	10.1
Other		7.4	6.9

		100.0%	100.0%

NEW VEHICLE UNIT OTHER MIX:
Import		49.4%	47.1%
Domestic		33.6	37.4
Luxury		17.0	15.5

		100.0%	100.0%
Car		47.4%	45.6%
Truck		52.6	54.4

		100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2006	2005	% Change
REVENUES:
New vehicle retail sales	$860,128	$833,945	3.1%
Used vehicle retail sales	265,920	261,545	1.7
Used vehicle wholesale sales	80,693	96,194	(16.1)

Total used	346,613	357,739	(3.1)
Parts and service	162,867	159,460	2.1
Finance and insurance	47,958	45,583	5.2

Total	$1,417,566	$1,396,727	1.5%

GROSS MARGIN:
New vehicle retail sales	7.5%	7.1%
Used vehicle retail sales	13.2	12.8
Used vehicle wholesale sales	1.2	0.1

Total used	10.4	9.4
Parts and service	54.2	54.1
Finance and insurance	100.0	100.0

Total	16.7%	16.1%

GROSS PROFIT:
New vehicle retail sales	$64,514	$59,112	9.1%
Used vehicle retail sales	35,040	33,376	5.0
Used vehicle wholesale sales	979	118	(729.7)

Total used	36,019	33,494	7.5
Parts and service	88,334	86,301	2.4
Finance and insurance	47,958	45,583	5.2

Total	$236,825	$224,490	5.5%

UNITS SOLD:
Retail new vehicles sold	28,969	28,833	0.5%
Retail used vehicles sold	16,263	17,242	(5.7)
Wholesale used vehicles sold	10,655	12,448	(14.4)

Total used	26,918	29,690	(9.3)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$2,227	$2,050	8.6%
Used vehicle retail sales	2,155	1,936	11.3
Used vehicle wholesale sales	92	9	(922.2)
Total used	1,338	1,128	18.6
Finance and insurance (per retail unit)	1,060	989	7.2

OTHER:
Adjusted used gross margin(1)	13.5%	12.8%
Adjusted used gross profit per retail unit(2)	$2,215	$1,943	14.0%
SG&A expenses	$180,477	$182,290	(1.0)%
SG&A as % revenues	12.7%	13.1%
SG&A as % gross profit	76.2%	81.2%
Operating margin	3.7%	2.6%
Pretax income margin	2.5%	1.6%

Floorplan interest	$(11,846)	$(8,665)	36.7%
Floorplan assistance	8,471	8,179	3.6

Net floorplan expense	$(3,375)	$(486)	594.4%
(1)	Adjusted used gross margin equals total used vehicle gross profit, which includes net wholesale profit or loss, divided by used vehicle retail sales revenues. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales.

(2)	Adjusted used gross profit per retail unit equals total used vehicle gross profit, which includes net wholesale profit or loss, divided by retail used vehicle unit sales. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales.

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2006	2005	% Change
REVENUES:
New vehicle retail sales	$828,251	$814,904	1.6%
Used vehicle retail sales	258,550	253,631	1.9
Used vehicle wholesale sales	77,528	93,206	(16.8)

Total used	336,078	346,837	(3.1)
Parts and service	159,660	155,227	2.9
Finance and insurance	46,787	44,456	5.2

Total	$1,370,776	$1,361,424	0.7%

GROSS MARGIN:
New vehicle retail sales	7.5%	7.1%
Used vehicle retail sales	13.3	12.7
Used vehicle wholesale sales	1.2	0.2

Total used	10.5	9.3
Parts and service	54.1	54.1
Finance and insurance	100.0	100.0

Total	16.8%	16.1%

GROSS PROFIT:
New vehicle retail sales	$62,276	$58,151	7.1%
Used vehicle retail sales	34,303	32,206	6.5
Used vehicle wholesale sales	959	221	(333.9)

Total used	35,262	32,427	8.7
Parts and service	86,397	84,045	2.8
Finance and insurance	46,787	44,456	5.2

Total	$230,722	$219,079	5.3%

UNITS SOLD:
Retail new vehicles sold	27,900	28,092	(0.7)%
Retail used vehicles sold	15,927	16,691	(4.6)
Wholesale used vehicles sold	10,249	11,968	(14.4)

Total used	26,176	28,659	(8.7)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$2,232	$2,070	7.8%
Used vehicle retail sales	2,154	1,930	11.6
Used vehicle wholesale sales	94	18	(422.2)
Total used	1,347	1,131	19.1
Finance and insurance (per retail unit)	1,068	993	7.6

OTHER:
Adjusted used gross margin(2)	13.6%	12.8%
Adjusted used gross profit per retail unit(3)	$2,214	$1,943	13.9%
SG&A expenses	$175,593	$176,298	(0.4)%
SG&A as % revenues	12.8%	12.9%
SG&A as % gross profit	76.1%	80.5%
Operating margin	3.7%	2.7%

Floorplan interest	$(11,495)	$(8,296)	38.6%
Floorplan assistance	8,217	7,954	3.3

Net floorplan expense	$(3,278)	$(342)	858.5%
(1)	Same store amounts include the results for the identical months in each period presented in the comparison, commencing with the first month we owned the dealership and, in the case of dispositions, ending with the last month we owned it. Same store results also include the activities of the corporate office.

(2)	Adjusted used gross margin equals total used vehicle gross profit, which includes net wholesale profit or loss, divided by used vehicle retail sales revenues. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales.

(3)	Adjusted used gross profit per retail unit equals total used vehicle gross profit, which includes net wholesale profit or loss, divided by retail used vehicle unit sales. The profit or loss on wholesale sales is included in this number, as these transactions facilitate retail vehicle sales.